                                                                    EXHIBIT 17.1


                               M E M O R A N D U M
                               -------------------



TO:               Glenn L. Halpryn, Chairman of the Board of Directors

FROM:             The Undersigned

DATE:             April 16, 1998


================================================================================


         The undersigned hereby resign from the Board of Directors of Embassy Acquisition Corp. effective 11:00 a.m. E.S.T. on April 16, 1998.



                                            /s/ Ronald M. Stein
                                            ----------------------------------
                                            Ronald M. Stein

                                            /s/ Craig A. Brumfield
                                            ----------------------------------
                                            Craig A. Brumfield

                                            /s/ Andrew H. Marshak
                                            ----------------------------------
                                            Andrew H. Marshak




G:\CJR\Ortho-Emb\Resig-dirs.wpd